Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: (650) 328-4600 Fax: (650) 463-2600
www.lw.com

FIRM / AFFILIATE OFFICES
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
	Hong Kong	San Diego
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October 30, 2006	Los Angeles	Shanghai
	Milan	Silicon Valley
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	New Jersey	Washington, D.C.

Advanced Micro Devices, Inc.

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

Re:	Registration Statement on Form S-8;
19,322,526 shares of Common Stock, par value $0.01 per share

Ladies	and Gentlemen:

We have acted as special counsel to Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 19,322,526 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon the exercise of ATI Options (as hereinafter defined) and vesting of ATI RSUs (as hereinafter defined) granted under the Plans (as hereinafter defined) by ATI Technologies Inc., a corporation continued under the laws of Canada (“ATI”). Pursuant to an Acquisition Agreement dated as of July 23, 2006 among the Company, 1252986 Alberta ULC, an unlimited liability company formed under the laws of Alberta (“Alberta ULC”), and ATI, and a related Plan of Arrangement, on October 25, 2006 (the “Effective Date”), Alberta ULC acquired all of the outstanding common shares of ATI, and each ATI share option (the “ATI Options”) and restricted share unit (the “ATI RSUs”) outstanding on the Effective Date converted into the right to purchase or receive, as the case may be, shares of Common Stock according to specified formulas. 869,829 Shares are to be issued under the ATI Technologies Inc. Restricted Share Unit Plans for U.S. Directors and Employees, as amended and restated, 1,361,197 Shares are to be issued under the ATI Technologies Inc. Restricted Share Unit Plans for Canadian Directors and Employees, as amended and restated, 16,760,412 Shares are to be issued under the ATI Technologies Inc. Share Option Plan, as amended, and 331,088 Shares are to be issued under the ArtX, Inc. 1997 Equity Incentive Plan, as amended (collectively, the “Plans”), pursuant to a registration statement on Form S–8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2006 (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Advanced Micro Devices, Inc.

October 30, 2006

We are opining herein only as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares to be issued under the Plans have been duly authorized by all necessary corporate action of the Company, and, upon the issuance and delivery of, and payment for, the Shares in the manner contemplated by the Plans and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plans, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws.

Very truly yours,

/s/ Latham & Watkins LLP